SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2023

NEPTUNE WELLNESS SOLUTIONS INC.
(Exact name of registrant as specified in its charter)

Québec	001-33526	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

545 Promenade du Centropolis Suite 100 Laval, Québec Canada	H7T 0A3
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (450) 687-2262

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	NEPT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

On September 21, 2023, Neptune Wellness Solutions Inc. (the “Company”) announced the pricing of a registered public offering (the “Offering”) of 1,800,000 of its common shares, no par value (“Common Shares”) (or pre-funded warrants in lieu thereof) and accompanying warrants to purchase up to an aggregate of 1,800,000 common shares at a combined public offering price of $2.50 per common share and accompanying warrant, resulting in gross proceeds of approximately $4.5 million.

In connection with the Offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors, pursuant to which the Company agreed to sell, issue, and deliver to these institutional investors through the Offering approximately $4.3 million of securities in the Company consisting of: (i) 170,000 Common Shares, (ii) pre-funded warrants to purchase up to 1,550,000 Common Shares (the “Pre-Funded Warrants”), and (iii) warrants to purchase up to 1,720,000 Common Shares (the “Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”). Each Common Share and accompanying Common Warrant were sold together at a purchase price of $2.50. Each Pre-Funded Warrant and accompanying Common Warrant were sold together at a purchase price of $2.4999, which represents the same price as the Common Share and accompanying Common Warrant less the $0.0001 exercise price of the Pre-Funded Warrant. The Common Warrants are immediately exercisable at a price of $2.50 per share and have a five-year term. The Pre-Funded Warrants are immediately exercisable and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. The balance of 80,000 Common Shares and 80,000 Common Warrants were purchased directly by other investors under the Registration Statement noted below.

The Purchase Agreement contains customary conditions to closing, representations and warranties of the Company, as well as certain indemnification obligations of the Company and ongoing covenants for the Company. In addition, under the Purchase Agreement, subject to certain exemptions, the Company agreed not to: (i) for a period of forty-five (45) days after the closing date of the Offering, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Common Shares or Common Share equivalents, or file any registration statement or amendment or supplement thereto (subject to certain exceptions), and (ii) for a period of twelve (12) months after the closing date of the Offering, effect or enter into an agreement to effect a “variable rate transaction” as defined in the Purchase Agreement.

A holder (together with its affiliates) will not be able to exercise any portion of the Warrants to the extent that the holder would own more than 4.99% (or, at the holder’s option prior to issuance, 9.99%) of the Company’s outstanding Common Shares immediately after exercise. However, upon prior notice from the holder to the Company, a holder may increase or decrease the amount of ownership of outstanding Common Shares up to 9.99% of the number of the Common Shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that any increase shall not be effective until 61 days following notice to the Company.

The Company also entered into a placement agent agreement, dated as of September 21, 2023 (the “Placement Agent Agreement”), by and between the Company and A.G.P. / Alliance Global Partners, as the sole placement agent (the “Placement Agent”) on a “reasonable best efforts” basis. Pursuant to the Placement Agent Agreement, the Placement Agent is entitled to receive an aggregate cash fee of 5.5% of the aggregate gross proceeds of the Offering, as well as a non-accountable expense allowance in the amount of up to $50,000 and legal fees and clearing agent fees and expenses of up to $100,000.

The Offering closed on September 26, 2023, and the Company received gross proceeds of approximately $4.5 million in connection with the Offering before deducting placement agent fees and other Offering expenses. The Common Shares, the Pre-Funded Warrants, the Warrants and the Common Shares issuable upon the exercise of the Warrants were offered and sold under the Company’s Registration Statement on Form S-1, as amended (Registration No. 333-273545).

Further, in connection with this Offering, we agreed to amend the terms of common warrants previously issued to certain investors who also participated in the Offering to reduce the exercise price of such warrants to $2.50 and to extend the term during which those common warrants could remain exercisable until five years following the closing of the Offering (unless such warrants expire later than such date). The following outstanding common warrants to purchase Common Shares were amended in connection with the closing of the Offering: (i) warrants to purchase 1,935 Common Shares issued on October 20, 2020, exercisable at a price of $3,150 per share, which expire on October 22, 2025; (ii) warrants to purchase 447 Common Shares issued on February 19, 2021, exercisable at a price of $3,150 per share, which expire on August 19, 2026; (iii) warrants to purchase 35,716 Common Shares issued on March 14, 2022, exercisable at a price of $13.20 per share, which expire on May 15, 2028; (iv) warrants to purchase 43,610 Common Shares issued on June 23, 2022, exercisable at a price of $13.20 per share, which expire on May 15, 2028; (v) warrants to purchase 24,320 Common Shares issued on June 23, 2022, exercisable at a price of $13.20 per share, which expire on June 23, 2029; (vi) warrants to purchase 106,952 Common Shares issued on October 11, 2022, exercisable at a price of $13.20 per share, which expire on May 15, 2028; (vii) warrants to purchase 265,152 Common Shares issued on May 15, 2023, exercisable at a price of $13.20 per share, which expire on May 15, 2028; and (viii) warrants to purchase 7,500 Common Shares issued on May 15, 2023, exercisable at a price of $13.20 per share, which expire on May 15, 2028.

The foregoing summaries of the Common Warrants, Pre-Funded Warrants, Warrants, warrant amendments, Purchase Agreement, and Placement Agency Agreement do not purport to be complete and are subject to, and qualified in their entirety by, such documents (or, as applicable, forms of such documents) attached as Exhibits 4.1, 4.2, 4.3, 10.1 and 10.2, respectively, to this Report on Form 8-K (the “Report”) and incorporated by reference herein.

Item 7.01	Regulation FD Disclosure

On September 21, 2023, the Company issued a press release announcing the pricing of the Offering. On September 26, 2023, the Company issued a press release announcing the closing of the Offering. A copy of these press releases are attached as Exhibits 99.1 and 99.2 to this Report and are incorporated by reference herein. The information set forth and incorporated by reference in this Item 7.01 shall not be deemed to be “filed” with the SEC for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, and the Company does not incorporate it by reference into a filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K

Exhibit Number	Description
4.1	Form of Common Warrant
4.2	Form of Pre-Funded Warrant
4.3	Form of Warrant Amendment
10.1	Form of Securities Purchase Agreement
10.2	Placement Agency Agreement between the Placement Agent and the Company, dated September 21, 2023
99.1	Press Release, dated September 21, 2023
99.2	Press Release, dated September 26, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEPTUNE WELLNESS SOLUTIONS INC.

Date: September 27, 2023	By:	/s/ Lisa Gainsborg
	Name:	Lisa Gainsborg
	Title:	Interim Chief Financial Officer